Exhibit A

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

In accordance with Rule 13d-1(k), the undersigned acknowledge and agree that the foregoing statement on Schedule 13G with respect to the common stock, par value $0.0001 per share, of KORE Group Holdings, Inc., is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Dated this 24th day of May 2024.

FINCO I INTERMEDIATE HOLDCO LLC

By: /s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

FINCO I LLC

By: /s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

FIG PARENT, LLC

By: /s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

FOUNDATION HOLDCO LP
By: FIG Buyer GP, LLC, its general partner

By: /s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

FIG BUYER GP, LLC

By: /s/ David N. Brooks
Name: David N. Brooks
Title: Secretary